As filed with the Securities and Exchange Commission on April 13, 2006

Registration No. 333-122726

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROANOKE ELECTRIC STEEL CORPORATION

(Exact name of Registrant as specified in its Articles of Incorporation)

Indiana	3312	54-0585263
(State or other jurisdiction of incorporation)	(Primary standard industrial	(IRS Employer Identification No.)
	classification code number)

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

(260) 459-3553

(Address, including zip code and telephone number, including area code of Registrant’s principal executive offices)

2005 STOCK INCENTIVE PLAN

Gary E. Heasley

Vice President and Secretary

6714 Pointe Inverness Way, Suite 200

Fort Wayne, IN  46804

(260) 459-3553

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Robert S. Walters, Esq.

Barrett & McNagny LLP

215 East Berry Street

Fort Wayne, Indiana 46802

(260) 423-9551

DEREGISTRATION OF SECURITIES

Roanoke Electric Steel Corporation, an Indiana corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, to deregister certain remaining shares of no par value common stock previously registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2005, as Registration No. 333-122726. In connection with that Registration Statement, Registrant registered 1,500,000 shares of its common stock, no par value, issuable to employees of Registrant and its subsidiaries in connection with various stock option and other equity awards permitted to be granted, issued or awarded under the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan (the “Plan”), as well as 250,000 shares of Roanoke Electric Steel Corporation common stock, no par value, issuable in the form of stock option or other equity incentive awards to outside directors of Registrant under the Plan.

In connection with the merger between Roanoke Electric Steel Corporation, RS Acquisition Corporation and Steel Dynamics, Inc., dated October 17, 2005 and the consummation of that merger on April 11, 2006, Roanoke Electric Steel Corporation has been merged with and into RS Acquisition Corporation as a wholly-owned subsidiary of Steel Dynamics, Inc. RS Acquisition Corporation thereupon changed its name to Roanoke Electric Steel Corporation and is now an Indiana corporation. No outstanding stock options of any kind exist under the Plan, and no remaining equity incentive awards of any kind remain outstanding under the Plan. No further stock options or equity incentive awards will be granted, issued or awarded under the Plan.

Accordingly, Registrant hereby withdraws from registration all remaining shares not previously subjected to grants or other awards under the Plan, both with respect to employees of Roanoke Electric Steel Corporation and with respect to outside directors of Roanoke Electric Steel Corporation, and all of such remaining shares of Registrant’s common stock, as well as the Plan itself, are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, Indiana, on the 13th day of April, 2006.

ROANOKE ELECTRIC STEEL CORPORATION

By:	/s/	Gary E. Heasley
Gary E. Heasley
Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following person in the capacity and on the date indicated:

Date: April 13, 2006	/s/ Keith E. Busse
Keith E. Busse
(Principal Executive Officer and Sole Director)